Exhibit 99.1

News Release

Mercury Systems Reports Fourth Quarter and Fiscal Year 2020 Results

Fourth Quarter Highlights Include:
Record bookings of $279 million increased 15% over prior year
Record revenue increased 23% over prior year with 17% organic growth
Record net income, adjusted EBITDA, EPS and adjusted EPS
Record backlog increased 33% over prior year

ANDOVER, Mass. August 4, 2020 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the fourth quarter and fiscal year ended July 3, 2020.
Management Comments
“Our strong performance in the fourth quarter of fiscal year 2020 culminates a record fiscal year for the business,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We achieved our highest ever bookings of $279 million, yielding a book-to-bill ratio of 1.28 as well as record revenues, net income, adjusted EBITDA, EPS and adjusted EPS. Our people and our business have remained resilient in light of the COVID-19 pandemic. As we enter fiscal year 2021, we will continue to focus on the mission-critical work we do to support our customers and the ongoing security of our nation while also protecting the safety and livelihoods of our employees. With record backlog, design wins and a strong balance sheet, we are well-positioned for continued growth and profitability,” said Aslett.
Fourth Quarter Fiscal 2020 Results
Total Company fourth quarter fiscal 2020 revenues were $217.4 million, compared to $177.0 million in the fourth quarter of fiscal 2019. The fourth quarter fiscal 2020 results included an aggregate of approximately $11.9 million of revenue attributable to The Athena Group, Syntonic Microwave and American Panel Corporation acquired businesses.
Total Company GAAP net income for the fourth quarter of fiscal 2020 was $27.2 million, or $0.49 per share, compared to $12.8 million, or $0.25 per share, for the fourth quarter of fiscal 2019.
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Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 2

Adjusted earnings per share (“adjusted EPS”) was $0.72 per share for the fourth quarter of fiscal 2020, compared to $0.48 per share in the fourth quarter of fiscal 2019.
Fourth quarter fiscal 2020 adjusted EBITDA for the total Company was $49.6 million, compared to $37.9 million for the fourth quarter of fiscal 2019.
Cash flows from operating activities in the fourth quarter of fiscal 2020 were $28.7 million, compared to $26.0 million in the fourth quarter of fiscal 2019. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $17.2 million for the fourth quarter of fiscal 2020 and $17.1 million for the fourth quarter of fiscal 2019.
All per share information is presented on a fully diluted basis.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 3

Full Year Fiscal 2020 Results
Full year fiscal 2020 revenues were $796.6 million, compared to $654.7 million for full year fiscal 2019, an increase of 22% from fiscal 2019. The full year fiscal 2020 results include organic revenue of $732.6 million, an increase of 14% from fiscal 2019. Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entity's' acquisition date (which excludes any intercompany transactions). After the completion of four full fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.
Total Company GAAP net income for fiscal 2020 was $85.7 million, or $1.56 per share, compared to $46.8 million, or $0.96 per share, for fiscal 2019. Adjusted earnings per share was $2.30 for fiscal 2020, compared to $1.84 for fiscal 2019.
Fiscal 2020 adjusted EBITDA for the total Company was $176.2 million, compared to $145.3 million for fiscal 2019.
Cash flows from operating activities for fiscal 2020 were $115.2 million, compared to $97.5 million for fiscal 2019.
Bookings and Backlog
Total bookings for the fourth quarter of fiscal 2020 were $278.6 million, yielding a book-to-bill ratio of 1.28 for the quarter.
Mercury’s total backlog at July 3, 2020 was $831.1 million, a $205.7 million increase from a year ago. Of the July 3, 2020 total backlog, $567.7 million represents orders expected to be shipped within the next 12 months.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 4

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2021. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Fourth Quarter and Fiscal 2020 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the fourth quarter and full fiscal 2020 are to the 53-week period ended July 3, 2020, and to the first quarter of fiscal 2021 and full fiscal 2021 are to the quarter ending October 2, 2020 and 52-week period ending July 2, 2021.

For the first quarter of fiscal 2021, revenues are forecasted to be in the range of $190.0 million to $205.0 million. GAAP net income for the first quarter is expected to be approximately $10.1 million to $12.3 million, or $0.18 to $0.22 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% and approximately 55.4 million weighted average diluted shares outstanding. Adjusted EBITDA for the first quarter of fiscal 2021 is expected to be in the range of $38.0 million to $41.0 million. Adjusted EPS is expected to be in the range of $0.43 to $0.47 per share.
For the full fiscal year 2021, we currently expect revenue of $860.0 million to $885.0 million, and GAAP net income of $68.5 million to $74.4 million, or $1.23 to $1.34 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% for the year and approximately 55.5 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $188.0 million to $196.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.15 to $2.26 per share.
Recent Highlights
June – Mercury announced it received a $25 million follow-on order from a leading defense prime contractor for integrated radio frequency and digital subsystems for an advanced naval electronic support application. The order was booked in the Company’s fiscal 2020 fourth quarter and is expected to be shipped over the next several quarters.

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Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 5

June – Mercury announced it received a $3.9 million multi-phase contract award from a leading defense prime contractor for the development of a high-density system-in-package solution for radar systems utilizing its novel 2.5D chip-scale integration technology. The award has an 18-month planned performance and shipment period.
June – Mercury announced volume production of its newest, high-density secure memory device, with the most capacity in the smallest form factor available. Mercury takes data-intensive processing applications to the edge by embedding 4GB of double data rate third-generation (DDR3) synchronous dynamic random-access memory in a compact, ruggedized package for optimal data center-grade performance in harsh environments.
June – Mercury announced that it has received a $49 million order from a leading defense prime contractor for high-performance signal processing and radio frequency solutions for a missile defense program. The order was received in the Company’s fiscal 2020 fourth quarter and is expected to be shipped over the next several quarters.
June – Mercury announced the new GSC6204 OpenVPX™ NVIDIA® Turing® architecture-based GPU co-processing engine, providing accelerated high-performance computing capabilities to commercial aerospace and defense applications.
April – Mercury announced the SpectrumSeries™ RFM3103s ultra-wideband dual upconverter, designed to align with the emerging sensor open systems architecture technical standard for demanding electronic warfare environments. By creating a common architecture that streamlines system integration, the rugged, compact upconverter pioneers system interoperability and upgradeability, supporting an increased and more diverse range of unmanned systems on various platforms including ground, airborne, and subsurface.
April – Mercury announced it received a $30 million multi-year award from a leading defense prime contractor to provide video display technology for integration into mobile ground vehicles. The award has a 36-month planned performance and shipment period.
April – Mercury announced it received a $4.7 million order from a leading defense prime contractor to provide artificial intelligence processing technology for integration into an advanced airborne electro-optic system. The order was booked in the Company’s fiscal 2020 third quarter and is expected to be shipped over the next several quarters.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 6

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, August 4, 2020, at 5:00 p.m. ET to discuss the fourth quarter and full year fiscal 2020 results and review its financial and business outlook going forward.
The live audio webcast as well as the Company's earnings presentation can be accessed from the ‘Events and Presentations’ page of Mercury's IR website at mrcy.com/investor. Please log into the webcast 15 minutes prior to the scheduled start time.
To join the conference call by phone, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please dial in 15 minutes prior to the scheduled start time.
A replay of the webcast will be available two hours after the call and archived for six months on the ‘Events and Presentations’.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
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Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 7

About Mercury Systems – Innovation That Matters®
Mercury Systems is the leader in making trusted, secure mission-critical technologies profoundly more accessible to aerospace and defense. Our innovative solutions power more than 300 aerospace, commercial aviation, defense, security and intelligence programs, configured and optimized for mission success in some of the most challenging and demanding environments. Headquartered in Andover, Mass., with manufacturing and design facilities around the world, Mercury specializes in engineering, adapting and manufacturing new solutions purpose-built to meet current and emerging high-tech needs. Our products and solutions have been successfully deployed with over 25 different defense prime contractors, a testament to our deep domain expertise and our commitment to Innovation that Matters®. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and as updated by the Company's Current Report on Form 8-K filed on April 28, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	July 3,	June 30,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$226,838	$257,932
Accounts receivable, net	120,438	118,832
Unbilled receivables and costs in excess of billings	90,289	57,387
Inventory	178,093	137,112
Prepaid income taxes	2,498	90
Prepaid expenses and other current assets	16,613	10,819
Total current assets	634,769	582,172

Property and equipment, net	87,737	60,001
Goodwill	614,076	562,146
Intangible assets, net	208,748	206,124
Operating lease right-of-use assets(1)	60,613	—
Other non-current assets	4,777	6,534
Total assets	$1,610,720	$1,416,977

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$41,877	$39,030
Accrued expenses(1)	23,794	18,897
Accrued compensation	41,270	28,814
Deferred revenues and customer advances	18,974	11,291
Total current liabilities	125,915	98,032

Deferred income taxes	13,889	17,814
Income taxes payable	4,117	1,273
Operating lease liabilities(1)	66,981	—
Other non-current liabilities	15,034	15,119
Total liabilities	225,936	132,238

Shareholders’ equity:
Common stock	547	542
Additional paid-in capital	1,074,667	1,058,745
Retained earnings	312,455	226,743
Accumulated other comprehensive loss	(2,885)	(1,291)
Total shareholders’ equity	1,384,784	1,284,739
Total liabilities and shareholders’ equity	$1,610,720	$1,416,977

(1) Effective July 1, 2019, the Company has adopted ASC 842 - Leases using the optional transition method. Prior periods were not changed. As of July 3, 2020, the Company has Right-of-use assets of $60.6 million and total Lease liabilities of $73.9 million, of which $6.9 million is included in Accrued expenses.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2020	June 30, 2019	July 3, 2020	June 30, 2019
Net revenues	$217,377	$176,963	$796,610	$654,744
Cost of revenues(1)	120,764	97,124	439,766	368,588
Gross margin	96,613	79,839	356,844	286,156

Operating expenses:
Selling, general and administrative(1)	35,488	30,746	132,253	110,717
Research and development(1)	26,988	20,346	98,485	68,925
Amortization of intangible assets	7,701	7,008	30,560	27,914
Restructuring and other charges	(10)	(13)	1,805	560
Acquisition costs and other related expenses	27	901	2,679	1,456
Total operating expenses	70,194	58,988	265,782	209,572

Income from operations	26,419	20,851	91,062	76,584

Interest income	194	590	2,151	932
Interest expense	(948)	(2,181)	(1,006)	(9,109)
Other income (expense), net	1,325	(6,673)	1,726	(8,880)

Income before income taxes	26,990	12,587	93,933	59,527
Tax (benefit) provision	(234)	(217)	8,221	12,752
Net income	$27,224	$12,804	$85,712	$46,775

Basic net earnings per share	$0.50	$0.26	$1.57	$0.98

Diluted net earnings per share	$0.49	$0.25	$1.56	$0.96

Weighted-average shares outstanding:
Basic	54,637	49,835	54,546	47,831
Diluted	55,259	50,655	55,115	48,500

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$307	$221	$989	$820
Selling, general and administrative	$6,185	$3,723	$21,688	$16,188
Research and development	$1,042	$642	$3,861	$2,414

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Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2020	June 30, 2019	July 3, 2020	June 30, 2019
Cash flows from operating activities:
Net income	$27,224	$12,804	$85,712	$46,775
Depreciation and amortization	12,751	11,562	49,330	46,392
Termination of interest rate swap	—	5,420	—	5,420
Gain on investment	(2,007)	—	(5,817)	—
Other non-cash items, net	6,814	5,147	29,394	21,644
Changes in operating assets and liabilities	(16,056)	(8,964)	(43,435)	(22,714)

Net cash provided by operating activities	28,726	25,969	115,184	97,517

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(45,554)	(96,502)	(127,083)
Purchases of property and equipment	(11,506)	(8,829)	(43,294)	(26,691)
Proceeds from sale of investment	—	—	4,310	—

Net cash used in investing activities	(11,506)	(54,383)	(135,486)	(153,774)

Cash flows from financing activities:
Proceeds from employee stock plans	2,921	1,984	5,317	3,661
Borrowings under credit facilities	—	48,000	200,000	129,500
Payments under credit facilities	(200,000)	(324,500)	(200,000)	(324,500)
Payments of deferred financing and offering costs	—	—	—	(1,851)
Payments for retirement of common stock	(566)	(534)	(16,249)	(7,968)
Termination of interest rate swap	—	(5,420)	—	(5,420)
Proceeds from equity offering, net	—	454,343	—	454,343

Net cash (used in) provided by financing activities	(197,645)	173,873	(10,932)	247,765

Effect of exchange rate changes on cash and cash equivalents	117	(42)	140	(97)

Net (decrease) increase in cash and cash equivalents	(180,308)	145,417	(31,094)	191,411

Cash and cash equivalents at beginning of period	407,146	112,515	257,932	66,521

Cash and cash equivalents at end of period	$226,838	$257,932	$226,838	$257,932

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Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 13

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include the Mercury Employee COVID Relief Fund, which was established to support employees experiencing financial burdens resulting from the COVID pandemic. The intent of this fund is to provide relief for employees who may otherwise be unable to pay for basic necessities, unexpected care for immediate family members, or other urgent needs that promote their health and safety during the current Coronavirus crisis. These costs also include expanded sick pay related to COVID, overtime, meals and other compensation-related expenses. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 14

operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2020	June 30, 2019	July 3, 2020	June 30, 2019
Net income	$27,224	$12,804	$85,712	$46,775
Other non-operating adjustments, net	(2,250)	519	(5,636)	364
Interest expense (income), net	754	1,591	(1,145)	8,177
Income tax (benefit) provision	(234)	(217)	8,221	12,752
Depreciation	5,050	4,554	18,770	18,478
Amortization of intangible assets	7,701	7,008	30,560	27,914
Restructuring and other charges	(10)	(13)	1,805	560
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	636	7,036	5,645	9,628
Fair value adjustments from purchase accounting	601	—	1,801	713
Litigation and settlement expense, net	315	19	944	344
COVID related expenses(1)	2,196	—	2,593	—
Stock-based and other non-cash compensation expense	7,640	4,626	26,972	19,621
Adjusted EBITDA	$49,623	$37,927	$176,242	$145,326

(1) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2020	June 30, 2019	July 3, 2020	June 30, 2019
Cash provided by operating activities	$28,726	$25,969	$115,184	$97,517
Purchases of property and equipment	(11,506)	(8,829)	(43,294)	(26,691)
Free cash flow	$17,220	$17,140	$71,890	$70,826

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(3). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarters Ended
	July 3, 2020		June 30, 2019
Net income and earnings per share	$27,224	$0.49	$12,804	$0.25
Other non-operating adjustments, net(1)	(2,250)		519
Amortization of intangible assets	7,701		7,008
Restructuring and other charges	(10)		(13)
Impairment of long-lived assets	—		—
Acquisition and financing costs	636		7,036
Fair value adjustments from purchase accounting	601		—
Litigation and settlement expense, net	315		19
COVID related expenses(2)	2,196		—
Stock-based and other non-cash compensation expense	7,640		4,626
Impact to income taxes(3)	(4,293)		(7,738)
Adjusted income and adjusted earnings per share	$39,760	$0.72	$24,261	$0.48

Diluted weighted-average shares outstanding		55,259		50,655

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.
(3) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 17

	Twelve Months Ended
	July 3, 2020		June 30, 2019
Net income and earnings per share	$85,712	$1.56	$46,775	$0.96
Other non-operating adjustments, net(1)	(5,636)		364
Amortization of intangible assets	30,560		27,914
Restructuring and other charges	1,805		560
Impairment of long-lived assets	—		—
Acquisition and financing costs	5,645		9,628
Fair value adjustments from purchase accounting	1,801		713
Litigation and settlement expense, net	944		344
COVID related expenses(2)	2,593		—
Stock-based and other non-cash compensation expense	26,972		19,621
Impact to income taxes(3)	(23,634)		(16,630)
Adjusted income and adjusted earnings per share	$126,762	$2.30	$89,289	$1.84

Diluted weighted-average shares outstanding		55,115		48,500

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.
(3) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 18

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2020	June 30, 2019	July 3, 2020	June 30, 2019
Organic revenue	$205,463	$174,899	$732,572	$641,209
Acquired revenue	11,914	2,064	64,038	13,535
Net revenues	$217,377	$176,963	$796,610	$654,744

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending October 2, 2020
Fiscal Year Ending July 2, 2021
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarter Ending		Fiscal Year Ending
	October 2, 2020(1)		July 2, 2021(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$10,100	$12,300	$68,500	$74,400

Adjust for:
Other non-operating adjustments, net	—	—	—	—
Interest (income) expense, net	(100)	(100)	(300)	(300)
Income tax provision	3,500	4,300	24,100	26,200
Depreciation	5,800	5,800	26,800	26,800
Amortization of intangible assets	7,700	7,700	30,300	30,300
Restructuring and other charges	—	—	—	—
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	800	800	3,100	3,100
Fair value adjustments from purchase accounting	—	—	—	—
Litigation and settlement expense, net	—	—	—	—
COVID related expenses	2,200	2,200	2,200	2,200
Stock-based and other non-cash compensation expense	8,000	8,000	33,300	33,300
Adjusted EBITDA expectation	$38,000	$41,000	$188,000	$196,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending October 2, 2020
Fiscal Year Ending July 2, 2021
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarter Ending October 2, 2020(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$10,100	$0.18	$12,300	$0.22
Other non-operating adjustments, net	—		—
Amortization of intangible assets	7,700		7,700
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	800		800
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	—		—
COVID related expenses	2,200		2,200
Stock-based and other non-cash compensation expense	8,000		8,000
Impact to income taxes(2)	(4,800)		(4,800)
Adjusted income and adjusted earnings per share expectation	$24,000	$0.43	$26,200	$0.47

Diluted weighted-average shares outstanding expectation		55,400		55,400

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2020 Results, Page 21

	Fiscal Year Ending July 2, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$68,500	$1.23	$74,400	$1.34
Other non-operating adjustments, net	—		—
Amortization of intangible assets	30,300		30,300
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,100		3,100
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense, net	—		—
COVID related expenses	2,200		2,200
Stock-based and other non-cash compensation expense	33,300		33,300
Impact to income taxes(2)	(18,000)		(18,000)
Adjusted income and adjusted earnings per share expectation	$119,400	$2.15	$125,300	$2.26

Diluted weighted-average shares outstanding expectation		55,500		55,500

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY